Exhibit 99.1

SAKS INCORPORATED ANNOUNCES JANUARY COMPARABLE

STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (February 2, 2012)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $175.6 million for the four weeks ended January 28, 2012 compared to $163.8 million for the four weeks ended January 29, 2011, a 7.2% increase. Comparable store sales increased 10.5% for the month.

For January, the strongest categories at Saks Fifth Avenue stores included women’s contemporary and “gold range” designer apparel; handbags; and men’s accessories, clothing and contemporary apparel. Saks Direct sales performed well during the month.

For the fourth quarter ended January 28, 2012, owned sales totaled $905.1 million compared to $850.8 million for the prior fourth quarter ended January 29, 2011, a 6.4% increase. Comparable store sales increased 7.7% for the fourth quarter.

For the fiscal year ended January 28, 2012, owned sales totaled $2,955.7 million compared to $2,740.6 million for the prior year fiscal year ended January 29, 2011, a 7.8% increase. Comparable store sales increased 9.5% for the fiscal year.

Saks Incorporated operates 46 Saks Fifth Avenue stores, 60 Saks OFF 5TH stores, and saks.com.

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